EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 3, 1997, with respect to the financial statements of Data Tree Corporation, included in the Proxy Statement that is made a part of Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of The First American Financial Corporation for the registration of 838,095 shares of its common stock.


                                             /s/ Ernst & Young LLP
                                             Ernst & Young LLP


San Diego, California
May 18, 1998